UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934*

Date of report (Date of earliest event reported): June 23, 2016

Vantage Drilling International

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 800

Houston, TX 77056

(Address of principal executive offices) (Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* The Company is not currently subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, but has agreed under the terms of a shareholders’ agreement and certain of its debt instruments to make filings voluntarily on Form 8-K.

Item 8.01.	Other Events.

Effective June 23, 2016, Robert P. Tamburrino resigned as Chief Restructuring Officer of Vantage Drilling International (the “Company”). Mr. Tamburrino also resigned from the Office of the Chief Executive and any other offices of the Company or its subsidiaries.

Effective upon Mr. Tamburrino’s departure, the Office of the Chief Executive formed upon the resignation of the Company’s prior Chief Executive Officer currently is comprised of Douglas W. Halkett, Chief Operating Officer of the Company and Douglas G. Smith, Chief Financial Officer and Treasurer of the Company. Mr. Halkett and Mr. Smith will consult with each other regarding decisions to be made as chief executive officer of the Company and will report directly to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016

VANTAGE DRILLING INTERNATIONAL

/S/ Douglas E. Stewart
Douglas E. Stewart Vice President, General Counsel and Corporate Secretary